UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 23, 2024

CLIPPER REALTY INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-38010	47-4579660
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4611 12th Avenue, Suite 1L Brooklyn, New York	11219
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 438-2804

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CLPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

Clipper Realty Inc, (the “Company”), through its subsidiary 250 Livingston Owner LLC (“250 Livingston Owner”), leases to The City of New York, a municipal corporation acting through the Department of Citywide Administrative Services (“NYC”), 342,496 square feet of office space located at 240-250 Livingston Street, Brooklyn, NY (the “Building”), pursuant to a lease agreement dated as of May 8, 2019 (the “Lease”). The Company has previously disclosed that NYC advised the Company that it may vacate the Building in 2025. As of February 23, 2024, NYC notified the Company of its intention to terminate the Lease effective August 23, 2025. The Lease generally provides for rent payments in the amount of $15.4 million per annum. The Company continues to negotiate with NYC. The Company may be unable to replace NYC as a tenant or unable to replace them with other commercial tenants at comparable rent rates, may incur substantial costs to improve the vacated space or may have to offer significant inducements to fill the space, all of which may have an adverse effect on the Company’s financial condition, results of operations and cash flow.

As previously disclosed by the Company, the Building is encumbered by a mortgage note issued to Citi Real Estate Funding Inc. (the “Lender”), pursuant to the Loan Agreement, dated as of May 31, 2019, between 250 Livingston Owner, as the borrower, and the Lender (the “Loan Agreement”). This promissory note has a balance of $125.0 million, matures on June 6, 2029, bears interest at 3.63% and requires interest-only payments for the entire term. In connection with the termination of the Lease, pursuant to the terms of the Loan Agreement, the Company expects to establish a cash management account for the benefit of the Lender, into which 250 Livingston Owner will be obligated to deposit all revenue generated by the Building. All amounts remaining in such cash management account after the Lender’s allocations set forth in the Loan Agreement will be disbursed to 250 Livingston Owner once the tenant cure conditions are satisfied under the Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clipper Realty Inc.

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Co-Chairman and Chief Executive Officer

Date: February 28, 2024